UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2008
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	0-27078 (Commission File Number)	11-3136595 (I.R.S. Employer
of incorporation)		Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2008, the Compensation Committee of the Board of Directors of Henry Schein, Inc. (the “Company”) approved various technical changes to the following employment agreements and Company plan documents to bring such documents into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”):
Stanley M. Bergman’s Employment Agreement;
Stanley Komaroff’s Employment Agreement;
Change in Control Agreements for Named Executive Officers (other than Mr. Bergman);
Non-Employee Director Deferred Compensation Plan;
Supplemental Executive Retirement Plan (the “SERP”);
1994 Stock Incentive Plan (the “1994 Plan”);
1996 Non-Employee Director Stock Incentive Plan (the “1996 Plan”); and
Section 162(m) Cash Bonus Plan (the “162(m) Plan”).
The Section 409A technical changes include, among other things: (i) delaying payments and distributions, to the extent necessary, to avoid the imposition of excise taxes under 409A; (ii) clarifying the timing of payments; and (iii) changing the definition of “Change in Control” in the employment agreements and Company plan documents (excluding the 1994 Plan, the 1996 Plan and the 162(m) Plan) in order for payments that are payable upon a Change in Control to comply with Section 409A.
The amendments to such agreements and Company plan documents will take effect no later than December 31, 2008. Additional revisions were made to certain of the documents as described below.
Stanley M. Bergman’s Employment Agreement
The amendment (i) extends the term until December 31, 2011 and (ii) conforms Mr. Bergman’s severance provisions to those afforded to other senior executives of the Company by changing the non-assumption of the agreement by a successor to a “Good Reason” event in lieu of an involuntary termination without “Cause”.
Supplemental Executive Retirement Plan
The amendment (i) clarifies that the contributions to a participant’s SERP account are “de-linked” from the contributions made under the Company’s qualified retirement plan and a participant will be credited with a contribution with respect to the plan year of the participant’s retirement (on or after age 65), death or disability and (ii) provides that the participant’s accounts will be distributed in two payments—the first to cover the vested benefit as of the date of termination payable six months following termination, and the second to cover any amounts (including earnings) credited to the account after the participant’s date of termination.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: December 17, 2008	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

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